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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Layne Christensen Company on Form S-8 of our report dated March 9, 2001, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2001.



/s/ Deloitte & Touche LLP


Kansas City, Missouri
July 3, 2001